    As filed with the Securities and Exchange Commission on October 1, 1999

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              CANDELA CORPORATION
               (Name of Registrant as Specified in its Charter)


              Delaware                                  04-2477008
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                   530 Boston Post Road, Wayland, MA 01778
                   (Address of Principal Executive Offices)
                             ____________________


                      Candela Corporation 1998 Stock Plan
                                      and
                       Other Benefit Plan of Registrant
                           (Full Title of the Plans)
                             ____________________

                              Mr. F. Paul Broyer
                              Candela Corporation
                   530 Boston Post Road, Wayland, MA 01778
              (Name and Address of Agent for Service of Process)

                                (508) 358-7400
         (Telephone Number, including Area Code, of Agent for Service)
                             ____________________

                                   Copy to:

                         Gordon H. Hayes, Jr., Esq.
                         Testa, Hurwitz & Thibeault, LLP
                         125 High Street, High Street Tower
                         Boston, Massachusetts  02110
                         (617) 248-7000

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
  Title of Securities to be       Amount to be         Proposed maximum     Proposed maximum aggregate    Amount of registration
         registered                registered          offering price per          offering price                    fee
                                                           share/1/
-----------------------------------------------------------------------------------------------------------------------------------
   CANDELA CORPORATION
   1998 STOCK PLAN

    Common Stock              500,000               $11.125                 $5,562,500                   $1,546.35
   $.01 par value

  OTHER BENEFIT PLAN OF
      REGISTRANT

    Common Stock               25,000               $11.125                 $  278,125                   $   77.28
    $.01 par value
=================================================================================================================================


The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $11.125 per share, which is the average of the high and low prices reported on the National Association of Securities Dealers Automated Quotation National Market System on
September 27, 1999, is set forth solely for the purposes of calculating the filing fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.
        ----------------

        The documents containing the information specified in this Item 1 will be sent or given to the persons specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.
        -----------------------------------------------------------

        The documents containing the information specified in this Item 2 will be sent or given to the persons specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year June 27, 1998.

        (b) Amendment No. 1 to the Registrant's Annual Report on Form 10-K for the Fiscal Year ended June 27, 1998.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 26, 1998, March 28, 1998 and December 27, 1998.

        (d) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 25, 1996, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

        The class of Securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation, as amended, of the Registrant provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Certificate of Incorporation, as amended, filed as
Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 1998. The Registrant maintains directors' and officers' liability insurance to insure the directors and certain officers of the Registrant against certain liabilities and certain expenses in connection therewith which arise out of or in connection with their capacities as such.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

Exhibit No.    Description of Exhibit
-----------    ----------------------

     4.1       Candela Corporation 1998 Stock Plan.

     4.2 Resolutions of each of the Board of Directors of Registrant and the Compensation Committee thereof dated September 30, 1998 granting non-qualified stock options to non-employee directors.

     4.3 Form of Non-Qualified Stock Option Agreement dated September 30, 1998 by and between the Registrant and each of the Registrant's non-employee directors.

Exhibit No.    Description of Exhibit
-----------    ----------------------

     5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

    24.1 Power of Attorney (see Signatures section of this Registration Statement).

    24.2       Consent of PricewaterhouseCoopers LLP, independent accountants.

Item 9. Undertakings.
        ------------

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 1st day of October 1999.

                                   CANDELA CORPORATION


                                   By: /s/ Gerard E. Puorro
                                      ---------------------------------
                                       Gerard E. Puorro
                                       President and Chief Executive
                                       Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gerard E. Puorro and F. Paul Broyer his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                          Title                      Date
           ---------                          -----                      ----
/s/ Gerard E. Puorro                 President and Chief        October 1, 1999
---------------------------------    Executive Officer and
Gerard E. Puorro                     Director


/s/ F. Paul Broyer                   Senior Vice President,     October 1, 1999
---------------------------------    Chief Financial Officer
F. Paul Broyer                       and Treasurer


/s/ Richard J. Cleveland, M.D.    Director                   October 1, 1999
-------------------------------
Richard J. Cleveland, M.D.

/s/ Theodore G. Johnson           Director                   October 1, 1999
-------------------------------
Theodore G. Johnson

/s/ Nancy Nager                   Director                   October 1, 1999
-------------------------------
Nancy Nager

/s/ Kenneth D. Roberts            Chairman of the Board of   October 1, 1999
-------------------------------   Director
Kenneth D. Roberts


/s/ Douglas W. Scott              Director                   October 1, 1999
-------------------------------
Douglas W. Scott

                                 EXHIBIT INDEX



Exhibit No.        Description of Exhibit
----------         ----------------------

     4.1           Candela Corporation 1998 Stock Plan.

     4.2 Resolutions of each of the Board of Directors of Registrant and the Compensation Committee thereof dated September 30, 1998 granting non-qualified stock option to non-employee directors.

     4.3 Form of Non-Qualified Stock Option Agreement dated September 30, 1998 by and between the Registrant and each of the Registrant's non-employee directors.

     5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.

    24.1 Power of Attorney (see Signatures section of this Registration Statement).

    24.2           Consent of PricewaterhouseCoopers LLP